UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2024

UNITED EXPRESS INC.

(Exact name of registrant as specified in its charter)

Nevada	82-1965608
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-227194

4345 W. Post Road,  Las Vegas, Nevada 89118

(Address of Principal Executive Offices)

(949) 350-0123

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	UNXP	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As a result of a review of our company’s transactions, due to a comment from the Securities and Exchange Commission, and subsequent to our filing of the Form 10-Q for the interim periods ended December 31, 2023, and March 31, 2024, we identified certain errors that have a material impact on our previously issued financial information contained in the Form 10-Q for the periods ended December 31, 2023, and March 31, 2024. These Form 10-Q filings were initially filed with the Securities and Exchange Commission on February 12, 2024 and April 25, 2024 respectively.

In performing this review our company discovered that certain note disclosure to our interim financial statements had material changes that were required. This pertained to footnote disclosure in regards to our acquisition of Jebour Two Ltd and its wholly owned subsidiary, Fighting Leagues LV Inc. We accounted for the acquisition as a business combination as opposed to an asset acquisition and have reconsidered the determination of whether Jebour Two is considered a business pursuant to ASC 805-10-55-3A through 55-9 given that the license issued by the Nevada State Athletic Commission was the key material asset of the acquisition.

We have discussed these issues with our independent accountants and are working with them to ensure additional reviews of our proposed amended disclosure.

Our company plans to file a further amendment to the Quarterly Reports on Form 10-Q for the periods ended December 31, 2023, and March 31, 2024 in order to accurately disclose the impact on the quarterly periods.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED EXPRESS INC.

Dated: June 24, 2024	By: /s/ Andrei Stoukhan
Andrei Stoukhan
Director

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